Exhibit 10.29

SECOND AMENDMENT TO OPTION AGREEMENT

This Second Amendment to the Option Agreement dated March 19, 2021 (“Amendment Effective Date”) is by and between ionQ, Inc. (“Licensee”) and Duke University (“DUKE”).

WHEREAS, Licensee and DUKE entered into an option agreement dated July 15, 2016, which was amended as of December 18, 2020 (the “Option Agreement”);

WHEREAS, Licensee and DUKE entered into a license agreement July 19, 2016 which was amended September 22, 2017 and October 4, 2018 (collectively the “License Agreement”); and

WHEREAS, DUKE and Licensee desire to modify certain provisions of the Option Agreement as provided herein.

NOW THEREFORE, DUKE and Licensee agree as follows:

1. The existing Paragraph 1.03 that was amended on December 18, 2020 shall be deleted in its entirety and replaced with the following:

“Option Intellectual Property” or “Option IP” shall mean any intellectual property (IP), including, patent rights and copyrights, in any inventions or discoveries, where: (a) (i) Jungsang Kim, acting in his capacity as an employee of DUKE, is the sole or joint inventor or author and such IP was not funded under a written agreement between Duke and the third party that provides such third party exclusive rights to said IP (e.g., a sponsored research agreement or other conditional support with a third party for-profit or other entity), and/or (ii) Chris Monroe, acting in his capacity as an employee of DUKE, is the sole or joint inventor or author and such IP was not funded under a written agreement between Duke and the third party that provides such third party exclusive rights to said IP (e.g., a sponsored research agreement or other conditional support with a third party for-profit or other entity), and/or (iii) Kenneth Brown, acting in his capacity as an employee of DUKE, is the sole or joint inventor or author and such IP was not funded under a written agreement between Duke and the third party that provides such third party exclusive rights to said IP (e.g., a sponsored research agreement or other conditional support with a third party for-profit or other entity), and/or (iv) an individual in a lab supervised by Jungsang Kim, Chris Monroe and/or Kenneth Brown and under the control of DUKE is the sole or a joint inventor or author and such IP was not funded under a written agreement between Duke and the third party that provides such third party exclusive rights to said IP (e.g., a sponsored research agreement or other conditional support with a third party for-profit or other entity); and/or (v) is co-invented or authored with Licensee (collectively the individuals mentioned in (i) – (iii) above shall be referred to as the “PIs”); and (b) (i) is solely owned by Duke and conceived, reduced to practice, authored, and first formally disclosed to DUKE’s Office of Licensing and Ventures (“OLV”), during the Option Period (unless extended by the terms of this Option Agreement) and that relates to the field of quantum information processing devices; or (ii) is partially owned by Duke, where Duke’s interest in any such IP is jointly owned by Duke and one or more a third parties and where DUKE’s rights in said IP are capable of being licensed to Licensee either exclusively or nonexclusively, and where said IP is conceived, reduced to practice, authored, and first formally disclosed to DUKE’s Office of Licensing and Ventures (“OLV”) during the Option Period (unless extended by the terms of this Option Agreement) and that relates to the field of quantum information processing devices. Option IP that is developed under a sponsored research agreement with a Federal Agency, foundation or other not-for-profit entity and one or more contracting parties, shall be governed by the terms of any provided Intellectual Property Management Plan (or other IP requirements set forth in the sponsored research or other governing agreement (the “IP Requirements”)), and if in the event of any conflicts between the Intellectual Property Management Plan or IP Requirements and the Federal Agency award or subaward or sponsored research or other governing agreement, the provisions set forth in the Award or subaward or sponsored research or other governing agreement shall control. In all cases where DUKE contemplates entering into a written agreement with a third party that provides such third party has exclusive rights to IP that would likely be covered above absent such an Agreement, the PIs and/or DUKE may notify Licensee of such potential agreement prior DUKE entering into such an agreement.

2. Except as specifically modified and amended above, all other terms and conditions of the Option Agreement (as amended on December 18, 2020) remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

IONQ			DUKE UNIVERSITY

By:	/s/ Salle Yoo	By:	/s/ Robin L. Rasor

Robin L. Rasor
Title:	Chief Legal Officer	Title:	Associate VP, Translation & Commercialization

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